UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MOBILIZED ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7999 (Primary Standard Industrial Classification Code Number)	61-1499873 (I.R.S. Employer Identification Number)
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50 West Liberty Street, Suite 880 Reno, NV 89501 (866) 815-2677

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: 333-161033

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

A description of the Common Stock, par value $0.001 per share, of Mobilized Entertainment, Inc. (the “Registrant”) to be registered under this Registration Statement (this “Registration Statement”) is contained in the section entitled “Description of Capital Stock” in the Registrant’s registration statement on Form S-1, File No. 333-161033, as amended, which was initially filed with the Securities and Exchange Commission on August 4, 2009, and is incorporated herein by reference.

Item 2.  Exhibits

The following exhibits are filed with and/or incorporated herein by reference from the Registrant’s registration statement on Form S-1, File No. 333-161033, as amended.  Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit	Description	Location

3.1	Articles of Incorporation of Mobilized Entertainment, Inc.	Incorporated by reference to Exhibit 3.1 of the Company's Form S-1 filed August 4, 2009.

3.1a	Amendment to Articles of Incorporation of Mobilized Entertainment, Inc.	Incorporated by reference to Exhibit 3.1a of the Company's Form S-1/A filed August 11, 2010.

3.2	Bylaws of Mobilized Entertainment, Inc.	Incorporated by reference to Exhibit 3.2 of the Company's Form S-1/A filed August 11, 2010.

4.1	Specimen of Mobilized Entertainment, Inc. Common Stock Certificate	Incorporated by reference to Exhibit 4.1 of the Company's Form S-1/A filed August 11, 2010.

4.2	Rights of Equity Holders as Defined by the Articles of Incorporation and Bylaws of the Company	Incorporated by reference to Exhibits 3.1 and 3.2.

4.3	Convertible Note to Feed Me Sports, Inc.	Incorporated by reference to Exhibit 4.3 of the Company's Form S-1/A filed August 11, 2010.

21.1	Subsidiaries of the Company	Incorporated by reference to Exhibit 21.1 of the Company's Form S-1/A filed August 11, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on October 7, 2010.

Mobilized Entertainment, Inc.

/s/ Kevin Day
By: Kevin Day
Its: Chief Executive Officer, President, Secretary, Treasurer, Chief Financial Officer, Controller, and Director